UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2012 (December 3, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into Material Definitive Agreements.

Twelfth Amendment to Second Amended and Restated Credit Agreement

On December 3, 2012 (the “Twelfth Amendment Effective Date”), Magnum Hunter Resources Corporation (the “Company”) entered into a Twelfth Amendment to its Second Amended and Restated Credit Agreement (the “Twelfth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

The Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

The Twelfth Amendment amends the Credit Agreement to increase the annual preferred stock dividend basket from $40 million to $45 million.

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Twelfth Amendment as well as the complete text of the Credit Agreement. The Twelfth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011. Copies of the First, Second, Third, Fourth and Fifth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively.  Copies of the Sixth and Seventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on May 8, 2012.  A copy of the Eighth Amendment to the Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.  A copy of the Ninth Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012.  Copies of the Tenth and Eleventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on November 14, 2012.

Underwriting Agreement

On December 4, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC, National Securities Corporation and Northland Capital Markets (collectively, the “Underwriters”) pursuant to which the Company agreed to offer and sell to the public through the Underwriters, and the Underwriters agreed, on a “best efforts” basis, to offer and sell, an aggregate of 1,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 8% Series E Cumulative Convertible Preferred Stock, liquidation preference $25,000 per share (the “Series E Preferred”).  The Depositary Shares are being offered to the public at a price of $23.50 per Depositary Share, and the net proceeds to the Company would be $22.4425 per Depositary Share after deducting underwriting commissions, but before deducting expenses related to the offering.  The Company intends to use the net proceeds from the sale of the Depositary Shares to pay a portion of the cash purchase price for the assets to be acquired from Samson Resources Company or for capital expenditures, working capital, acquisitions, directly or indirectly, of oil and gas properties, repayment of debt, investments in its subsidiaries, or general corporate purposes. Pending any specific application, the Company may initially invest funds in short-term marketable securities.

The Depositary Shares will be issued pursuant to a final prospectus supplement filed on December 6, 2012 with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-174879), as amended, which became effective on January 18, 2012.  The Underwriting Agreement provides that the Underwriters will offer and sell the Depositary Shares for the Company on a “best efforts” basis, and the Underwriters are under no obligation to purchase any Depositary Shares for their own account or sell any specific number or dollar amount of securities.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions.  In particular, an affiliate of UBS Securities LLC currently acts as a lender under the Company’s Revolving Facility.  MLV & Co. LLC currently acts as the Company’s agent in connection with the sale of its common stock pursuant to the terms of an at-the-market sales agreement, which provides that the Company may sell up to 10,000,000 shares of its common stock from time to time.  MLV & Co. LLC and Wunderlich Securities, Inc. also currently act as the Company’s agents in connection with the sale of its Series D Cumulative Preferred Stock pursuant to the terms of an at-the-market sales agreement, which provides that the Company may sell up to 2,000,000 shares of its Series D Cumulative Preferred Stock from time to time.  MLV & Co. LLC and Wunderlich Securities, Inc. have previously acted as the underwriters in connection with the initial public offering of the Company’s Series D Cumulative Preferred Stock, as well as a secondary offering of the Company’s Series D Cumulative Preferred Stock.

Wunderlich Securities, Inc. previously acted as the underwriter in connection with the initial public offering of the Company’s 10.25% Series C Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”).  MLV & Co. LLC previously acted as the Company’s agent in connection with the sale of the its Series C Preferred Stock pursuant to the terms of an at market issuance sales agreement. UBS Securities LLC, MVL & Co. LLC and Wunderlich Securities, Inc. previously acted as underwriters in connection with a public offering of the Company’s common stock.  UBS Securities LLC, MLV & Co. LLC and Wunderlich Securities previously acted as initial purchasers in a private offering of the Company’s senior notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Twelfth Amendment in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated December 4, 2012, by and among Magnum Hunter Resources Corporation, UBS Securities LLC, MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC, National Securities Corporation and Northland Capital Markets.

5.1	Opinion of Fulbright & Jaworski L.L.P. dated December 6, 2012.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters dated December 6, 2012.
10.1

Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of December 3, 2012, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consultants.
23.3	Consent of AJM Deloitte and Touche, LLP, independent petroleum consultants.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 7, 2012	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated December 4, 2012, by and among Magnum Hunter Resources Corporation, UBS Securities LLC, MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC, National Securities Corporation and Northland Capital Markets.

5.1	Opinion of Fulbright & Jaworski L.L.P. dated December 6, 2012.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters dated December 6, 2012.
10.1

Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of December 3, 2012, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consultants.
23.3	Consent of AJM Deloitte and Touche, LLP, independent petroleum consultants.